Phone: 800-213-0689 www.newenergytechnologiesinc.com	Ms. Briana L. Erickson New Energy Technologies, Inc. 3905 National Drive, Suite 110 Burtonsville, MD 20866 Email: Briana@NewEnergyTechnologiesInc.com

Exhibit 99.1

Press Release

News Release

New Energy Appoints Mr. John A. Conklin, President & CEO

Burtonsville, MD – August 10, 2010 – New Energy Technologies, Inc. (OTCBB: NENE) today announced the appointment of Mr. John A. Conklin as President and Chief Executive Officer of the Company.  With 26 years of industrial process and renewable and alternative energy experience, Mr. Conklin has consulted to and overseen the technical and business requirements of over 50 technology, manufacturing and industrial process companies, ranging from start-ups to Fortune 500 companies, including industry leaders such as Lockheed Martin and TDI Power, a global manufacture of power systems.

“After months of searching, we believe the Company has found the ideal candidate with the right combination of technical, business and hands-on alternative energy experience to transition New Energy from purely research and development to more product development and eventual commercialization of our breakthrough technologies,” stated Mr. Meetesh V. Patel, outgoing President and CEO.

“Mr. Conklin’s particular expertise in chemical surface coatings and designing solar photovoltaic and thermal energy systems will certainly be of benefit to the continued development of our SolarWindow™, which makes use of special coatings that allow for the generation and movement of electricity on see-thru glass.  Shortly, we plan to unveil a working prototype of our SolarWindow™, the first-of-its-kind see-thru glass window capable of generating electricity.”

Mr. Conklin is founder of Tellurium Associates, LLC, an industrial and environmental process design and operations consulting Company, and founder of National Solar Systems, LLC, a New York based renewable energy firm.  Mr. Conklin has studied chemical engineering, chemical technology, and numerous industrial, safety and renewable energy programs.

About New Energy Technologies, Inc.

New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

•         MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles – a patent-pending technology, the subject of nine patent applications in the United States and two international patent filings. An estimated 250 million registered vehicles drive more than six billion miles on America’s roadways, every day; and

•         SolarWindow™ technologies which enable see-thru windows to generate electricity by ‘spraying’ their glass surfaces with the world’s smallest known solar cells. These solar coatings are less than 1/10th the thickness of ‘thin’ films and make use of the world’s smallest functional solar cells, shown to successfully produce electricity in a published peer-reviewed study in the Journal of Renewable and Sustainable Energy of the American Institute of Physics.

Through established relationships with universities, research institutions, and commercial partners, we strive to identify technologies and business opportunities on the leading edge of renewable energy innovation.  Unique to our business model is the use of established research infrastructure owned by the various institutions we deal with, saving us significant capital which would otherwise be required for such costs as land and building acquisition, equipment and capital equipment purchases, and other start up expenses. As a result, we are able to benefit from leading edge research while employing significantly less capital than conventional organizations.

For additional information, please call Ms. Briana L. Erickson toll-free at 1-800-213-0689 or visit: www.newenergytechnologiesinc.com.

To receive future press releases via email, please visit:

http://www.newenergytechnologiesinc.com/investor_alert

To view the full HTML text of this release, please visit:

http://www.newenergytechnologiesinc.com/NENE20100810

For media inquiries please contact Mr. Jerry Schranz at 1-201-465-8020, or visit our
Media Relations page for additional contact information:

http://www.newenergytechnologiesinc.com/media_relations

Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov.The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.